UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 28, 2006

PACIFICORP

(Exact name of registrant as specified in its charter)

STATE OF OREGON (State or other jurisdiction of incorporation)	1-5152 (Commission File No.)	93-0246090 (I.R.S. Employer Identification No.)

825 N.E. Multnomah, Suite 2000, Portland, Oregon (Address of principal executive offices)	97232-4116 (Zip Code)

Registrant’s telephone number, including area code:

(503) 813-5000

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On February 28, 2006, the Wyoming Public Service Commission (the “Wyoming Commission”) issued a written order approving the acquisition of PacifiCorp by MidAmerican Energy Holdings Company (“MidAmerican”). The Wyoming Commission’s order adopts and incorporates a stipulation entered into in January 2006 by PacifiCorp; MidAmerican; the Wyoming Office of Consumer Advocate; Wyoming Industrial Energy Consumers; Wyoming Infrastructure Authority; Utility Workers Union of America, AFL-CIO; Utility Workers Union of America Local 127; Western Resource Advocates; and Basin Electric Power Cooperative.

The stipulation contains a number of commitments by PacifiCorp and, in some instances, MidAmerican upon which the Wyoming Commission has conditioned its approval of PacifiCorp’s sale.

Consistent with the approval of PacifiCorp’s sale by the public utility commissions of Utah, Idaho, California, Washington and Oregon, which were described in PacifiCorp’s Current Reports on Form 8-K dated January 27, 2006; February 13, 2006; and February 21, 2006 (the “Previous Order 8-Ks”), the commitments adopted by the Wyoming Commission consist of commitments applicable to all the states where PacifiCorp serves retail customers and certain commitments applicable only to the activities and operations of PacifiCorp within Wyoming. The order of the Wyoming Commission is based generally on the same commitments approved collectively by the public utility commissions of Utah, Idaho, California, Washington and Oregon (and disclosed in the Previous Order 8-Ks), with the exception of state-specific commitments.

While the Wyoming Commission approved PacifiCorp’s sale to MidAmerican based on the commitments identified above, its order is subject to the right to add commitments included in orders issued in the other states approving the acquisition.

This summary of the order of the Wyoming Commission approving the acquisition of PacifiCorp by MidAmerican is qualified in its entirety by reference to the terms of such order and commitments, which are included as an exhibit hereto and incorporated by reference herein.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10 Wyoming Public Service Commission Order Approving Application for Reorganization of PacifiCorp issued February 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFICORP (Registrant)
	By	/s/ Andrew P. Haller
Andrew P. Haller Senior Vice President, General Counsel and Corporate Secretary
Date: March 6, 2006